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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported): December 31, 2002


                               THE LTV CORPORATION
                               -------------------
               (Exact Name of Registrant as Specified in Charter)



             Delaware                1-4368                     75-1070950
            --------                 -------                    ----------
(State or Other Jurisdiction of    (Commission       (IRS Employer Identification No.)
         Incorporation)            File Number)
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5800 Lombardo Center, Suite 200, Seven Hills, Ohio               44131
--------------------------------------------------               -----
    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (216) 642-7100


                 6801 Brecksville Road, Independence, Ohio 44131
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On June 4, 2002, the United States Bankruptcy Court for the Northern
District of Ohio, Eastern Division (the "Court") entered an order authorizing
LTV Steel Company, Inc. and Georgia Tubing Corporation, both wholly owned subsidiaries of The LTV Corporation, and their affiliated debtors (collectively, the "Debtors") to implement a bidding process for the sale of certain assets, including those assets of the Debtors' pipe and conduit business ("LTV Tubular
Business").

      By an order entered on November 7, 2002, the Court approved the sale of substantially all of the Debtors' LTV Tubular Business to Maverick Tube
Corporation ("Maverick") for a purchase price of approximately $110 million with an adjustment for working capital, plus the assumption of certain environmental and other obligations pursuant to an Asset Purchase Agreement, dated as of October 15, 2002, by and among The LTV Corporation, LTV Steel Company, Inc.,
Georgia Tubing Corporation and Maverick (the "Agreement"), as amended by First
Amendment, dated December 31, 2002, which Agreement and amendment are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference. Pursuant to the Agreement, as amended, Maverick assigned certain of its rights and obligations under the Agreement to a wholly owned subsidiary, Maverick C&P, Inc.

      The sale of the Debtors' LTV Tubular Business assets to Maverick C&P, Inc.
closed on December 31, 2002.

      ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

      (b) Pro Forma Financial Information. The book value of the assets disposed of pursuant to the Agreement, as amended, was approximately $89 million.
Although the transaction required to be described in answer to Item 2 above involved the disposition of a significant amount of assets, otherwise than in the ordinary course of business of The LTV Corporation, pro forma financial information will not be provided. As previously announced, The LTV Corporation is in the process of completing a liquidation of the assets of debtor LTV Steel
Company, Inc. and debtor Georgia Tubing Corporation and reorganizing debtor
Copperweld Corporation and its affiliates under the supervision of the Court, and the value obtained from such liquidation and reorganization, including the sale of the Debtors' LTV Tubular Business to Maverick C&P, Inc., will not be sufficient to provide any recovery for common stockholders. It is the opinion of The LTV Corporation that shares of its common stock are worthless. Therefore, pro forma financial information is not meaningful.

      (c) Exhibits.

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
      Exhibit Number                                                Exhibit
      --------------                                                -------
      2.1                     Asset Purchase Agreement, dated as of October 15, 2002, by and among The LTV
                              Corporation, LTV Steel Company, Inc., Georgia Tubing Corporation and Maverick Tube
                              Corporation.  The LTV Corporation agrees to file supplementally a copy of any omitted schedule to the Commission upon request.
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
      Exhibit Number                                                Exhibit
      --------------                                                -------
      2.2                     First Amendment, dated as of December 31, 2002, to Asset Purchase Agreement, dated as of October 15, 2002, by and among The LTV Corporation, LTV Steel Company, Inc.,
                              Georgia Tubing Corporation and Maverick C&P, Inc. (successor-in-interest to
                              Maverick Tube Corporation).
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE LTV CORPORATION


                                       By: /s/ Glenn J. Moran
                                          --------------------------------------
Date: JANUARY 15, 2003                    Name:     Glenn J. Moran
                                          Title:    Chief Executive Officer